Exhibit 3.74

State of Delaware
Secretary of State
Division o£ Corporations
Delivered 04:30 PM 06/02/2014
FILED 04:21 PM 06/02/2014
SRV 140785939 - 5107910 FILE

STATE OF DELAWARE

AMENDED AND RESTATED STATEMENT OF

PARTNERSHIP EXISTENCE

The undersigned, as a partner of GRUNER + JAHR PRINTING AND PUBLISHING CO., a Delaware general partnership (the “Partnership”),in order to amend and restate the Statement of Partnership Existence of the Partnership, hereby executes this Amended and Restated Statement of Partnership Existence pursuant to Section 15.116 of the Delaware Revised Uniform Partnership Act:

1.  The current name of the Partnership is GRUNER+ JAHR PRINTING AND PUBLISHING CO.

2.  The Statement of Partnership Existence of the Partnership was originally filed on February 10,2012.

3.  The Statement of Partnership Existence of the Partnership is hereby amended and restated to read as follows:

I . The name of the partnership is QG Printing III Co.

2.  The address of its registered agent in the State of Delaware is 2711 Centerville Road, Suite 400 in the city of Wilmington, Delaware, County of New Castle, Zip Code 19808. The name of the registered agent is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Statement of Partnership Existence this 30th day of May, 2014.

PARTNER:

QUAD/GRAPHICS PRINTING CORP.

/s/ Jennifer Kent
By: Jennifer Kent
Title: Secretary